                                                    Filed under Rule 424 (b) (3)
                                                              File No. 333-01623




SUPPLEMENT NO. 36 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)


                                PACCAR FINANCIAL CORP.

                             MEDIUM-TERM NOTES, SERIES H

                   DUE FROM 9 MONTHS TO 10 YEARS FROM DATE OF ISSUE

           INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY


                                                                 INTEREST RATE
RANGE OF MATURITIES                                                  PER ANNUM
-------------------                                                  ---------

More than  32   months to     38   months..............                  5.75%

More than  38   months to     44   months..............                  5.83%

More than  44   months to     50   months..............                  5.90%










Dated:  February 19, 1998

Form of Note (check one):     Book Entry    [X]

                              Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.